DISTRIBUTION AGREEMENT
                        ----------------------

         DISTRIBUTION AGREEMENT, dated as of May 1, 2000, amended May 1, 2001, by and between TOUCHSTONE TAX-FREE TRUST, a Massachusetts business trust (the "Trust"), with respect to each of its series of shares of beneficial interest ("Shares") (each series of shares is a "Fund"), and TOUCHSTONE SECURITIES, INC., a Nebraska corporation ("Touchstone" or the Distributor").

                         W I T N E S S E T H

         WHEREAS, the Trust is engaged in business as an open-end investment company registered under the Investment Company Act of 1940 (collectively with the rules and regulations promulgated thereunder, the "1940 Act");

         WHEREAS, the Board of Trustees of the Trust has adopted a Plan of Distribution for Class A and Single Class Shares, dated as of October 29, 1999, a Plan of Distribution for Class B Shares, dated as of May 1, 2001 and a Plan of Distribution for Class C Shares, dated as of October 29, 1999, (the "Distribution Plans"), each of which is incorporated herein by reference and pursuant to which the Trust desires to enter into this Distribution Agreement; and

         WHEREAS, the Trust wishes to engage Touchstone to provide certain services with respect to the distribution of Shares of each Fund, and Touchstone is willing to provide such services to the Trust, with respect to the Funds, on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

         1.       APPOINTMENT OF DISTRIBUTOR; DUTIES.

                  (a) The Trust grants to the Distributor the right, as agent of the Trust, to sell Shares upon the terms hereinbelow set forth during the term of this Agreement. While this Agreement is in force, the Distributor agrees to use its best efforts to find purchasers for the Shares.

                  (b) The Distributor shall have the right, as agent of the Trust, to order Shares as needed, but not more than the Shares needed (except for clerical errors and errors of transmission), to fill unconditional orders for Shares placed with the Distributor, all such orders to be made in the manner set forth in the respective Fund's then-current prospectus (the "Prospectus") and then-current statement of additional information (the "Statement of Additional Information"). The price which shall be paid to the Fund for the Shares so purchased shall be that Fund's net asset value per Share as determined in accordance with the provisions of the Trust's Declaration of Trust and By-Laws, as each may from time to time be amended, and that Fund's Prospectus and Statement of Additional Information (collectively, the "Governing Instruments"). In addition to the price of the Shares, the Distributor shall collect any applicable sales charge on Shares sold, from each purchaser thereof, as provided in the respective Fund's Prospectus and Statement of Additional Information, after taking into account any applicable reductions or elimination of sales charges described therein. The Distributor shall retain the sales charge less any applicable commissions or transaction or agency fees paid to any broker-dealer, bank, trust company or other financial institution having a selling, servicing or agency agreement with the Distributor (an "Agent"), through which such Shares have been sold. The Distributor or its Agent shall notify the custodian of the respective Fund at the end of each business day, or as soon thereafter as the orders placed with the Distributor have been compiled, of the number of Shares and the prices thereof which have been ordered through the Distributor since the end of the previous business day.

                  (c) The right granted to the Distributor to place orders for Shares shall be exclusive, except that this exclusive right shall not apply to Shares issued in the event that an investment company (whether a regulated or private investment company or a personal holding company) is merged with and into or consolidated with a Fund or the Trust or in the event that the Trust acquires, on behalf of a Fund, by purchase or otherwise, all or substantially all of the assets or the outstanding shares of any such company; nor shall it apply to Shares issued by the Trust as a dividend or stock split. The exclusive right to place orders for Shares, as hereby granted to the Distributor, may be waived by the Distributor by notice to the Trust in writing, either unconditionally or subject to such conditions and limitations as may be set forth in such notice to the Trust. The Trust hereby acknowledges that the Distributor may render distribution and other services to other parties, including other investment companies. In connection with its duties hereunder, the Distributor shall also arrange for computation of performance statistics with respect to each Fund and arrange for publication of current price information in newspapers and other publications.

                  (d) The Trust retains the ultimate right to control the sale of the Shares, including the right to suspend sales in any jurisdiction, to appoint and discharge agents of the Trust in connection with the Shares, and to refuse to sell Shares to any person for any reason whatsoever.

         2.       TRUST DUTIES.

                  (a) The net asset value of Shares shall be determined by the Trust, or by an agent of the Trust, as of the times and in accordance with the method established pursuant to the Governing Instruments (and on such other days as the Trustees deem necessary in order to comply with Rule 22c-1 under the 1940 Act). The Trust shall have right to suspend the sale of Shares if, because of some extraordinary condition, trading in the securities in which such Fund invests is suspended or restricted or if conditions existing render such action advisable or for any other reason deemed adequate by the Trust.

                  (b) The Trust will, from time to time, but subject to the necessary approval, if any, of the Fund's shareholders, take all necessary action to register such number of Shares under the Securities Act of 1933, as amended (the "1933 Act"), as the Distributor may reasonably be expected to sell.

         3. RELATIONSHIP BETWEEN TRUST AND DISTRIBUTOR. The Distributor shall be an independent contractor and neither the Distributor nor any of its directors, officers or employees, as such, is or shall be considered an employee of the Trust pursuant to this Agreement. It is understood that the Trustees, officers and shareholders of the Trust are or may become interested in the Distributor as directors, officers, employees, or otherwise and that directors, officers and employees of the Distributor are or may become interested in the Trust as shareholders or otherwise. The Distributor is responsible for its own conduct and the employment, control and conduct (but only with respect to the duties and obligations of the Distributor hereunder) of its agents and employees and for any injury to any person through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

         4. BEST EFFORTS. The Distributor covenants and agrees that, in selling Shares, it will use its best efforts in all respects duly to conform with the requirements of all state and federal laws and the Rules of Conduct of the National Association of Securities Dealers, Inc. (the "NASD") relating to the sale of shares.

The Distributor will use its best efforts to assure that no person uses any sales aids, promotional material or sales literature regarding the Shares that have not been specifically approved in advance by the Distributor and the Trust. The Distributor will use its best efforts to assure that no person, in connection with the offer or sale of the Shares, makes any representations regarding the Shares, the Trust or the Distributor which are not either then authorized by the Trust and the Distributor or contained in a then-effective registration statement relating to any of the Funds and the offering of the Shares (the "Registration Statement").

         5.       INDEMNIFICATION

                  (a) The Distributor will indemnify and hold harmless the Trust and each of its Trustees and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the Act (the "Indemnified Parties") against all losses, liabilities, damages, claims or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) arising from any claim, demand, action or suit (individually a "Claim" and, collectively, "Claims") made by any person who shall have acquired any of the Shares through the Distributor, which Claim is based upon the 1933 Act or any other statute or common law and arises either:

                           (i) by reason of any wrongful act of the Distributor or any of its employees (including any failure to conform with any requirement of any state or federal law or the Rules of Conduct of the NASD relating to the sale of Shares), or

                           (ii) on the ground that the Registration Statement under the 1933 Act, including all amendments thereto, or the respective Prospectus or Statement of Additional Information or previous prospectus or statement of additional information, with respect to such Shares, includes or included an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but if and only if any such act, statement or omission was made in reliance upon information furnished by the Distributor to the Trust.

                  (b) In no event (i) is the indemnity of the Distributor in favor of any Indemnified Party pursuant to paragraph (a), above to be deemed to protect any such Indemnified Party against liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of his, her or its obligations and duties under this Agreement, or (ii) is the Distributor to be liable under or pursuant to paragraph (a), above, with respect to any Claim made against any Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information as to the nature of the Claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but the failure of the Indemnified Party to notify the Distributor of any such Claim shall not relieve the Distributor from any liability which it may have to any Indemnified Party otherwise than pursuant to this Agreement.

                  (c) The Distributor shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense, of any suit brought to enforce any such Claim, and, if the Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to each Indemnified Party. If the Distributor elects to assume the defense of any such suit and retain such counsel, each Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, provided, however, that if the Distributor does not elect to assume the defense of any such suit, it shall reimburse the Indemnified Parties for the reasonable fees and expenses of any counsel retained by them.

                  (d) Except with the prior written consent of the Distributor, no Indemnified Party shall confess any Claim or make any compromise in any case in which the Distributor is or will be asked to indemnify such Indemnified Party.

                  (e) The Distributor agrees promptly to notify the Trust of the commencement of any litigation or proceeding against it in connection with the issuance and sale of any of the Shares.

                  (f) Neither the Distributor nor any Agent nor any other person is authorized to give any information or to make any representation on behalf of the Trust in connection with the sale of Shares, other than those contained in the Trust's Registration Statement or Prospectus or Statement of Additional Information relating to the respective Fund.

         6.       EXPENSES

                  (a) The Trust will pay, by causing the appropriate Fund(s)
                      to pay:

                           (i) all costs and expenses of the Trust and of the Funds, including fees and disbursements of the Trust's counsel, in connection with the preparation and filing of the Registration Statement, Prospectuses and Statements of Additional Information, and preparing and mailing to existing shareholders Prospectuses, Statements of Additional Information and, with respect to Shares, statements of confirmation and periodic reports (including the entire expense of setting in type the Registration Statements, Prospectuses and Statements of Additional Information or any periodic report with respect to Shares);

                           (ii) the cost of preparing temporary or permanent certificates for Shares;

                           (iii) the cost and expenses of delivering to the Distributor at its office in Cincinnati, Ohio all Shares purchased through it as agent hereunder;

                           (iv)  subject to the Distribution Plans, a
         distribution fee to the Distributor not to exceed the percentage, as indicated on Schedule A hereto, of the respective Fund's average daily net assets for its then-current fiscal year;

                           (v) all fees and disbursements of any transfer agent and custodian of a Fund;

                           (vi) all fees of each shareholder servicing agent to a Fund, if any;

                           (vii) all fees of any administrator or fund accounting agent of a Fund;

                           (viii) all fees of the investment advisor, if any, of a Fund; and

                           (ix) such other costs and expenses as shall be determined, by agreement of the parties, to properly be chargeable to and borne by the Trust.

         (b) The Distributor, with respect to the sale of Shares, but subject to the Trust's obligations under clause (iv) of subsection (a) above, will (i) after the Prospectus and Statement of Additional Information and periodic reports with respect to each Fund have been set in type, bear the expense (other than the cost of printing and mailing to existing shareholders of such Fund) of printing and distributing any copies thereof ordered by it which are to be used in connection with the offering or sale of Shares to any Agent or prospective investor, (ii) bear the expenses of preparing, printing and distributing any other literature used by the Distributor or furnished by it for use by any Agent in connection with the offering of Shares for sale to the public and any expense of sending confirmations and statements to any Agent and
(iii) bear the cost of any compensation paid to Agents in connection with the sale of Shares.

         7. COMPENSATION. As compensation to the Distributor for assuming the expenses and performing the distribution services to be assumed and performed by it pursuant to this Agreement, the Distributor will receive from the Trust such amounts and at such times as are set forth in Schedule A to this Agreement (as the same may from time to time be amended by agreement between the parties hereto).

         8. AMENDMENTS. If, at any time during the term of this Agreement, the Trust shall deem it necessary or advisable in the best interests of any Fund that any amendment of this Agreement be made in order to comply with any recommendation or requirement of the Securities and Exchange Commission (the "SEC") or other governmental authority or to obtain any advantage under Ohio, Massachusetts or other applicable state law or under the federal tax laws, it shall notify the Distributor of the form of amendment which it deems necessary or advisable and the reasons therefor. If the Distributor declines to assent to such amendment (after a reasonable time), the Trust may terminate this Agreement forthwith by written notice to the Distributor without payment of any penalty. If, at any time during the term of this Agreement, the Distributor requests the Trust to make any change in the Governing Instruments or in its methods of doing business which are necessary in order to comply with any requirement of federal law or regulations of the SEC or of a national securities association of which the Distributor is or may become a member, relating to the sale of Shares, the Distributor may terminate this Agreement forthwith by written notice to the Trust without payment of any penalty.

         9.  OWNERSHIP OF SHARES.   The  Distributor  agrees  that it will not
take any long or short position in the Shares and that, so far as it can control the situation, it will prevent any of its Directors or officers from taking any long or short positions in the Shares, except as permitted by the Governing Instruments.

         10. TERMINATION. This Agreement shall become effective upon its execution and shall continue in force indefinitely, provided that such continuance is "specifically approved at least annually" by the vote of a majority of the Trustees of the Trust who are not "interested persons" of the Trust or of the Distributor at a meeting specifically called for the purpose of voting on such approval, and by the Board of Trustees of the Trust. The aforesaid requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act.

         This Agreement may be terminated as to any Fund at any time by (i) the Trust, (a) by the vote of a majority of the Trustees of the Trust who are not "interested persons" of the Trust or the Distributor, (b) by the vote of the Board of Trustees of the Trust, or (c) by the "vote of a majority of the outstanding voting securities" of the Fund, or (ii) by the Distributor, in any case without payment of any penalty on not more than 60 days' nor less than 30 days' written notice to the other party.

         This Agreement shall automatically terminate in the event of its assignment.

         11. DEFINITIONS. The terms "vote of a majority of the outstanding voting securities", "interested persons", "assignment" and "specifically approved at least annually" shall have the respective meanings specified in, and shall be construed in a manner consistent with, the 1940 Act, subject, however, to such exemptions as may be granted by the SEC thereunder.

         12.      MISCELLANEOUS.

                  (a) If any provision of this Agreement becomes or is found to be invalid by any court having jurisdiction or by any statute, rule or regulation, the remainder of this Agreement shall not be affected thereby.

                  (b) Any notices under this Agreement shall be in writing addressed and delivered personally or mailed postage-paid, to the other party at such address as such other party may designate in accordance with this paragraph for the receipt of such notice. Until further notice to the other party given in accordance with this paragraph, it is agreed that the address of the Trust and of the Distributor for this purpose shall be 221 East Fourth Street, Cincinnati, Ohio 45202.

                  (c) Each party will perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Ohio. The captions in the Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names on their behalf by the undersigned, thereunto duly authorized as of the day and year first above written. The Distributor acknowledges that, under the Trust's Declaration of Trust, the obligations of this Agreement are not binding upon any of the Trustees or shareholders of a Fund individually, but bind only the Trust estate.


                            TOUCHSTONE TAX-FREE TRUST


                            By  /s/ Jill T. McGruder
                                ---------------------
                                 Jill T. McGruder
                                 President




                           TOUCHSTONE SECURITIES, INC.


                           By /s/ Jill T. McGruder
                              ------------------------
                                Jill T. McGruder
                                President

                                                              SCHEDULE A

                            TOUCHSTONE TAX-FREE TRUST

As compensation for assuming the expenses and performing the distribution services enumerated in the Distribution Agreement, Distributor will receive from Trust, in respect of each investment in the Trust, amounts determined as set forth below:

         TAX-FREE INTERMEDIATE TERM FUND AND OHIO INSURED TAX-FREE FUND

                  CLASS A SHARES
                                                           COMPENSATION AS A
                           AMOUNT OF INVESTMENT             % OF INVESTMENT
                           --------------------------------------------------
                           Under $50,000                          4.75%
                           $50,000 but less than $100,000         4.50%
                           $100,000 but less than $250,000        3.50%
                           $250,000 but less than $500,000        2.95%
                           $500,000 but less than $1 million      2.25%
                           $1 million or more                     None


Class A shares and shares of the Tax-Free Money Fund, the California Tax-Free Money Fund and the Florida Tax-Free Money Fund will each pay a distribution fee to the Distributor at an annual rate of up to 0.25% of the average daily net assets attributable to that class (or Fund) in anticipation or as reimbursement for expenses (other than interest or carrying charges) (i) of compensating Dealers or other persons for providing personal shareholder services, maintaining shareholder accounts and providing distribution assistance and (ii) of promoting the sale of shares of the Funds.

Class B shares of the Tax-Free Intermediate Term Fund and the Ohio Insured Tax-Free Fund will pay a distribution and maintenance fee to the Distributor at an annual rate of up to 1.00% of the average daily net assets attributable to that class in anticipation or as reimbursement for expenses (other than interest or carrying charges) (i) of compensating Dealers or other persons for providing personal shareholder services, maintaining shareholder accounts and providing distribution assistance and (ii) of promoting the sale of shares of the Funds.

Class B shares redeemed within six years after their purchase will pay a contingent deferred sales charge to the Distributor as shown in the following table:

                YEAR SINCE PURCHASE      CDSC AS % OF AMOUNT
                 PAYMENT MADE               SUBJECT TO CHARGE
                 --------------------------------------------
                 First                              5.00%
                 Second                             4.00%
                 Third                              3.00%
                 Fourth                             2.00%
                 Fifth                              1.00%
                 Sixth                              1.00%

Class C shares of the Tax-Free Intermediate Term Fund and the Ohio Insured Tax-Free Fund will pay a distribution and maintenance fee to the Distributor at an annual rate of up to 1.00% of the average daily net assets attributable to that class in anticipation or as reimbursement for expenses (other than interest or carrying charges) (i) of compensating Dealers or other persons for providing personal shareholder services, maintaining shareholder accounts and providing distribution assistance and (ii) of promoting the sale of shares of the Funds.

Class C shares redeemed within one year after their purchase will pay a contingent deferred sales charge to the Distributor of 1.00% of net asset value.